UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2011
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CAREPAYMENT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Oregon	001-16781	91-1758621
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5300 Meadows Rd., Suite 400, Lake Oswego, Oregon	97035
(Address of principal executive offices)	(Zip Code)

(503) 419-3505
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)           Effective November 7, 2011, the Board of Directors (the "Board") of CarePayment Technologies, Inc., an Oregon corporation (the "Company"), increased the number of directors constituting the Board from two to three and elected Andrew N. MacRitchie to fill the vacancy created by the increase in the number of directors.  The Company has not yet determined if Mr. MacRitchie will serve on any committee of the Board.

Mr. MacRitchie is also the Executive Vice President and Chief Compliance Officer for Aequitas Capital Management, Inc., an Oregon corporation ("ACM"), which is a wholly-owned subsidiary of Aequitas Holdings, LLC, an Oregon limited liability company ("Holdings").  As of the date of this Current Report on Form 8-K, Holdings and its affiliates beneficially own approximately 96% of the Company's Class A Common Stock and control approximately 98% of the Company's voting rights on a fully-diluted basis.  The Company's other two directors, James T. Quist and Brian Oliver, are also affiliates of ACM and Holdings.

SIGNATURES

           Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CarePayment Technologies, Inc.
(Registrant)

Date: November 14, 2011	By:	/s/ Patricia J. Brown
Patricia J. Brown
Chief Financial Officer